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                                                                    EXHIBIT 23.3



                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 15, 2001, relating to the financial statements of Switchboard Apparatus, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                       /s/ BDO SEIDMAN, LLP
Chicago, Illinois
September 27, 2001